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                                                                                                                         Exhibit M
Metris Receivables, Inc.                                                   Metris Master Trust                      Monthly Report
Securityholders' Statement                                                    Series 1999-1                               Apr-2001
Section 5.2                                                                    Class A            Class B                 Total
(i) Security Amount ..................................................      500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                 --                  0.00
(iii) Security Interest Distributed ..................................        2,325,000.00                 --          2,325,000.00
(iv) Principal Collections ...........................................       23,836,041.12       2,357,410.69         26,193,451.80
(v) Finance Charge Collections .......................................       10,917,450.10       1,079,747.79         11,997,197.90
       Recoveries ....................................................          365,534.34          36,151.75            401,686.08
       Principal Funding Account Investment Earnings .................                0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00               0.00                  0.00
         Total Finance Charge Collections ............................       11,282,984.44       1,115,899.54         12,398,883.98
Total Collections ....................................................       35,119,025.56       3,473,310.23         38,592,335.78
             (vi) Aggregate Amount of Principal Receivables ..........                  --                 --      6,765,026,190.77
       Invested Amount (End of Month) ................................      500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           7.3909544%         0.7309735%            8.1219279%
       Fixed/Floating Allocation Percentage ..........................           7.3909544%         0.7309735%            8.1219279%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --              85.72%     6,120,315,264.51
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --               5.95%       424,996,076.20
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --               2.40%       171,014,489.42
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --               5.93%       423,290,707.31
Total Receivables ....................................................                  --             100.00%     7,139,616,537.44
                (viii) Aggregate Investor Default Amount .............                  --                 --          6,534,362.31
         As a % of Average Daily Invested Amount
              (Annualized based on 365 days/year) ....................                  --                 --                 14.47%
(ix) Charge-Offs .....................................................                0.00               0.00                  0.00
(x) Servicing Fee ....................................................                  --                 --            903,206.38
(xi) Unreimbursed Redirected Principal Collections ...................                  --                 --                  0.00
(xii) Excess Funding Account Balance .................................                  --                 --                  0.00
(xiii) New Accounts Added ............................................                  --                 --                30,851
(xiv) Average Gross Portfolio Yield ..................................                  --                 --                 27.46%
         Average Net Portfolio Yield .................................                  --                 --                 12.99%
(xv) Minimum Base Rate ...............................................                  --                 --                  7.40%
        Excess Spread ................................................                  --                 --                  5.59%
(xvi) Principal Funding Account Balance ..............................                  --                 --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                 --             June 2003
        Accumulation Period Length ...................................                  --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                 --                  0.00
        Required Reserve Account Amount ..............................                  --                 --                  0.00
        Available Reserve Account Amount .............................                  --                 --                  0.00
        Covered Amount ...............................................                  --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                 --                  0.00
(xxi) Policy Claim Amount ............................................                  --                 --                  0.00
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